Exhibit 16.1

September 1, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Standex International Corporation

File No. 1-7233

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Standex International Corporation dated September 1, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP